EXHIBIT 10.47



                                 PROMISSORY NOTE


$2,045,000                                                    September 30, 2000

     FOR VALUE RECEIVED, Stock Market Institute of Learning, Inc., a Nevada corporation ("Borrower" herein) promises to pay to the order of Never Ending Wealth LP, a Nevada Corporation, and the successors and assigns of such lender ("Lender"), the principal sum of Two Million Forty-Five Thousand and No/100ths Dollars ($2,045,000.00) (the "Principal"), with interest computed on monthly balances on the basis of a 365-day year, at the rate of ten percent (10%) per annum. Principal and interest shall be payable in lawful money of the United States, at such place as any holder hereof may designate in writing.

     Principal and interest shall be due and payable as follows: Borrower shall make twenty-four (24) monthly payments of Eighteen Thousand and No/100ths Dollars ($18,000) commencing on April 1, 2003; Borrower thereafter shall make 72 monthly payments of Twenty Thousand and No/100ths Dollars ($20,000). Borrower shall make a balloon payment of the remaining outstanding principal balance plus all accrued interest with the 72nd Twenty Thousand and No/100ths ($20,000) payment due hereunder. All payments shall be applied first to all accrued interest due hereunder; second, to any costs and expenses payable hereunder; and third, to the outstanding principal balance. Payments shall be due and payable on or before the first day of each month.

     Borrower shall have the right, upon payment of all accrued interest to the date of payment, to prepay at any time in advance of maturity, without premium or penalty, all or any part of the principal amount of this Note.

     The obligations of this Note shall be joint and several. Borrower and Borrower's legal representatives, successors, and assigns, and all endorsers and persons liable or to become liable on this Note, severally and expressly waive diligence, presentment, demand, protest, notice of any kind whatsoever, and any exemption under any homestead exemption laws or any other exemption or insolvency laws. Every such person further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor, or the release of any party liable for the payment of the debt evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons and without discharging their liability.

     This Note has been issued pursuant to and is secured by that certain Deed of Trust dated of even date herewith between Borrower and Lender (the "Security Instrument"). Such Security Instrument and all other instruments evidencing or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. Any default which continues beyond any applicable grace period stated in the Security Instrument in any condition, covenant, obligation, or agreement contained in any of the Security Instrument shall constitute a default under this Note and shall entitle Lender to accelerate the maturity of the entire indebtedness hereunder and take such other actions as may be provided for in the Security Instrument or in this Note.




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

     If default is made in the payment of principal or interest hereunder when due, or upon maturity hereof, by acceleration or otherwise, and such default is not cured within ten days after receiving written notice thereof from Lender or the holder hereof, the outstanding principal balance of this Note and, to the extent permitted by law, any overdue payment of interest hereunder, shall become due and payable at once, without notice to Borrower or any other party, at the election of Lender or the holder of this Note. From and after the date of such default, such principal and interest shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, until paid in full.

     In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. All of the covenants, provisions, and conditions herein contained are made on behalf of, and shall apply to and bind the respective distributes, personal representatives, successors, and assigns of the parties hereto, jointly and severally. Each and every party signing or endorsing this Note binds himself as principal and not as surety.

     It is the intent of Borrower and Lender to comply at all times with the usury and other applicable United States federal laws or laws of the State of Washington (to the extent not preempted by federal law, if any) now or hereafter governing the interest payable on this Note or the Security Instrument, to the extent any of the same are applicable hereto. If the laws of the State of Washington or the United States are revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or the Security Instrument, or any other instrument contracted for, charged, taken, reserved, or received with respect to the indebtedness secured or evidenced hereby, or the maturity of this Note is accelerated as herein provided, or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's intent that, notwithstanding any provision to the contrary contained in this Note or in the Security Instrument (a) all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrower), and (b) the provisions of this Note immediately be deemed reformed, and the amount thereafter collectible hereunder and thereunder reduced, without necessity of the execution of any new document, so as to comply with the then applicable law.

     The nonexercise by the holder of any of the holder's rights hereunder in any instance shall not constitute a waiver thereof in that or any subsequent instance. If this Note is placed in the hands of an attorney for collection after any default, Borrower promises to pay all costs of collection and a reasonable sum as attorneys' fees, whether suit is brought or not.

     Time is of the essence of this Note and of the payments and performances hereunder and under the Security Instrument in connection herewith.



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     This Note is to be construed in all respects and enforced  according to the laws of the State of Washington.

                                     STOCK MARKET INSTITUTE OF LEARNING, INC., a Nevada corporation



                                     By: /s/ Robert T. Hondel
                                         ---------------------------------------
                                     Its: Chief Operating Officer



















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